Exhibit 16.1

UHY LLP
1185 Avenue of the Americas, 38th Floor New York, NY 10036

Main	212-381-4700
Fax	212-381-4811
Web	www.uhy-us.com

December 27, 2023

Securities and Exchange Commission
100 F Street NE

Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated December 27, 2023, of Near Intelligence, Inc. and are in agreement with the statements in the paragraphs within that Item as they relate to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

UHY LLP

A member of UHY International, a network of independent accounting and consulting firms